EX-FILING FEES

Calculation of Filing Fee Tables

Form 424B7
(Form Type)

Realty Income Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	1,738,767	$51.46(2)	$ 89,476,949.82 (2)	0.00014760	$13,206.80(2)				N/A
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$13,206.80 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on February 14, 2024, in accordance with Rule 457(c) under the Securities Act.

(3)	Calculated in accordance with Rules 457(c) and 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission ("SEC") on November 5, 2018 (File No. 333-228157) was deferred pursuant Rules 456(b) and 457(r) under the Securities Act, and is paid herewith.

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